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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              REGAL CINEMAS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, no par value ("Regal Common Stock"), of Regal Cinemas, Inc.

     (2)  Aggregate number of securities to which transaction applies:
          36,114,774 shares of Regal Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $31.00

     (4)  Proposed maximum aggregate value of transaction: $1,119,557,994.00

     (5)  Total fee paid: $223,912.00

[X]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                              REGAL CINEMAS, INC.
                          SUPPLEMENT DATED MAY 8, 1998
                                       TO
                     PROXY STATEMENT DATED APRIL 16, 1998.

     This proxy statement supplement (this "Supplement") supplements the proxy statement dated April 16, 1998 (the "Proxy Statement") of Regal Cinemas, Inc., a Tennessee Corporation ("Regal"), and is being furnished in connection with the solicitation of proxies by the Board of Directors of Regal to be voted at the special meeting of shareholders referred to in the Proxy Statement and at any adjournments or postponements thereof (the "Special Meeting"). This Supplement amends and supplements the Proxy Statement with information about developments since the Proxy Statement was first mailed to stockholders of Regal on or about April 17, 1998, and should be read in conjunction with the Proxy Statement. This Supplement is first being mailed to shareholders of Regal on or about May 8, 1998.

THE SPECIAL MEETING

     Date, Place and Time. The Special Meeting will be held at 7132 Commercial Park Drive, Knoxville, Tennessee, on Monday, May 18, 1998, at 10:00 a.m., local time.

     Matters to be Considered at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of January 19, 1998 (the "Merger Agreement"), among Regal, Screen Acquisition Corp., a Delaware corporation ("KKR Merger Subsidiary"), and Monarch Acquisition Corp., a Delaware corporation ("Hicks Muse Merger Subsidiary" and, together with KKR Merger Subsidiary, the "Merger Subsidiaries"), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, each Merger Subsidiary will be merged with and into Regal (the "Merger") with Regal being the surviving corporation (the "Surviving Corporation") and with each share of Regal's common stock, no par value (the "Regal Common Stock"), outstanding immediately prior to the effective time (the "Effective Time") of the Merger (other than shares of Regal Common Stock held by Regal or either Merger Subsidiary) being converted into the right to receive $31.00 in cash without interest (the "Merger Consideration"). Accordingly, upon consummation of the Merger, the current shares of Regal common stock will cease to represent ownership interests in Regal.

     THE BOARD OF DIRECTORS OF REGAL (THE "REGAL BOARD") HAS DETERMINED THAT THE CONSIDERATION TO BE PAID TO REGAL SHAREHOLDERS IN THE MERGER IS FAIR TO SUCH HOLDERS AND HAS ADOPTED THE MERGER AGREEMENT. THE REGAL BOARD HAS FURTHER DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF REGAL, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF REGAL VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

RECENT DEVELOPMENTS

     First Quarter Results. Regal recently announced financial results for the first quarter ended April 2, 1998. Total revenues increased 27.5% for the quarter to $140,466,000 from $110,210,000 for the first quarter of 1997. Net income was $11,340,000, up 32.1% from $8,587,000. Diluted earnings per share for the latest quarter were $0.30 compared to $0.23 for the first quarter last year. Results for the first quarter reflected the continued strong showing in the quarter of films that premiered in the Christmas season, including Titanic, As Good As It Gets and Good Will Hunting.

     Recommendation of the Regal Board. The Regal Board continues to believe that the Merger is advisable and in the best interests of Regal and its shareholders, and unanimously confirms its recommendation that shareholders of Regal vote FOR approval of the Merger Agreement.

     Management Projections. In the discussion in the Proxy Statement under the caption "The Merger -- Opinion of Goldman Sachs," there is a discussion of Regal management projections for earnings per share of Regal Common Stock ranging from $1.62 per share to $2.70 per share for 1999. The range reflects management's view that it is likely that Regal would achieve a percentage (ranging from 60% to 100%) of the best case estimate, which is $2.70 per share. Regal's actual 1999 results will depend primarily on the popularity of films being exhibited and the number of new theatres actually built in time to contribute to
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earnings for 1999, as well as numerous other factors such as wage costs and interest rates. All of the factors on which Regal's future performance depends are subject to uncertainties, many of which are not in the control of Regal management. See "Disclosure Regarding Forward-Looking Statements" in the Proxy Statement. A discussion of the implied share prices based on the management projections is included in the Proxy Statement.

     Certain Relationships involving Goldman Sachs. The following information updates information in the Proxy Statement set forth under the caption "The Merger -- Opinion of Goldman Sachs" with respect to certain relationships. Goldman Sachs periodically provides investment banking services to KKR and its affiliates and Hicks Muse and its affiliates. For Hicks Muse and its affiliates, Goldman Sachs recently acted as one of several lenders providing bridge financing to Hicks Muse in connection with the formation of a new equity fund controlled by Hicks Muse. For KKR and its affiliates and Hicks Muse and its affiliates, Goldman Sachs will act as a co-manager in the offering of senior subordinated notes to finance a portion of the Merger Consideration.

     Settlement of Pending Litigation. Regal has reached an agreement in principle to settle certain pending litigation relating to the Merger. Previously, four complaints that had been filed were consolidated into a single lawsuit. Each of the lawsuits names Regal, its directors, KKR and Hicks Muse as defendants. The agreement in principle between the plaintiffs and the defendants provides for the disclosure set forth in this supplement to be disseminated to Regal shareholders and for the payment by Regal of the attorneys' fees and expenses of the plaintiffs.

     Amendments to the Merger Agreement. On May 8, 1998, Regal and the Merger Subsidiaries entered into an Amendment Agreement (the "Amendment Agreement") to amend the Merger Agreement. NONE OF THE AMENDMENTS TO THE MERGER AGREEMENT WILL AFFECT THE AMOUNT OF THE MERGER CONSIDERATION TO BE PAID TO HOLDERS OF REGAL COMMON STOCK IN THE MERGER. AT THE EFFECTIVE TIME, EACH SHARE OF REGAL COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE $31.00 IN CASH WITHOUT INTEREST.

     The principal effects of the Amendment Agreement are to provide that KKR and Hicks Muse will receive shares of convertible preferred stock as well as common stock in the Merger and to permit assignments by KKR and Hicks Muse of up to 20% of their respective interests in their respective Merger Subsidiaries. Notwithstanding any such assignment, KKR, Hicks Muse and the Merger Subsidiaries will not be released from any of their respective obligations under the Merger Agreement. In addition, the Merger Agreement originally provided that, subject to certain conditions, the Company or either Merger Subsidiary had the right to terminate the Merger Agreement if the Merger was not consummated on or before May 31, 1998. The Amendment Agreement changes this termination date from May 31, 1998 to June 15, 1998.

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